GROUND LEASE

THIS GROUND LEASE (this "Lease") is entered into as of September 15th, 2012, by and between Ryan and Shila Schleppenbach, referred to in this Lease as "Lessor," and Clint L. Lohman, referred to in this Lease as "Lessee."

RECITALS

A. Lessor is the owner of certain real property ("Premises") located in the County of Dunn, State of North Dakota, more particularly described on Exhibit "A" attached hereto.

B. Lessor desires to lease the Premises to Lessee, and Lessee desires to lease the Premises from Lessor.

ARTICLE 1

LEASE OF PREMISES; TERM OF LEASE; RENT; REDUCTION OF PREMISES

1.1 Agreement to Lease. For and in consideration of the rents to be paid and covenants to be performed by Lessee under this Lease, Lessor agrees to lease the Premises to Lessee, and Lessee agrees to lease the Premises from Lessor, on the terms and conditions set forth in this Lease.

1.2 Condition of Premises. The Premises are leased to Lessee "AS IS" without any representations or warranties from Lessor concerning the condition of the Premises or its suitability for any of the uses contemplated herein.

1.3 Term of Lease. The term of this Lease shall be for a period of fifteen (15) years commencing on September 15, 2012 (the "Commencement Date") and continuing for fifteen (15) years thereafter (the "Term").

1.4 Delivery of Possession. Possession of the Premises shall be delivered by Lessor to Lessee upon the Commencement Date.

1.5 Rent. From and after the Commencement Date through and including the last day of the Term of this Lease, Lessee agrees to pay to Lessor monthly rent ("Rent") in the amount of Fifty and No/l00 Dollars ($50.00) per month per occupied and rented trailer/cabin/lot, for each month of the Term.

1.6 Time and Place for Payment of Rent. All Rent provided for in Section 1.5 of this Lease shall be paid by Lessee no later than the tenth day of each month of the Term. All rent required under this Lease shall be paid to Lessor at the Lessor's address listed in Section 11.5 below, or any other place or places that Lessor may designate by written notice to Lessee.

1.7 Option to Renew. Lessee shall have the right to renew this Lease for a period of fifteen (15) years commencing on September 15, 2027, and continuing for fifteen (15) years thereafter (the "Renewal Term"). Lessee must give Lessor written notice of Lessee's intention to renew at least ninety (90) days before the end of the initial Term. The first such notice would be due on or before June 15, 2027. All terms and conditions of this Lease shall remain in full force and effect during any such Renewal Term. The only term subject to adjustment shall be the Rent which shall increase to the amount of Sixty and No/l00 Dollars ($60.00) per month per occupied and rented trailer/cabin/lot, for each month of the Renewal Term.

1.8 No Partnership or Joint Venture. Nothing in this Lease shall be construed to render Lessor in any way or for any purpose a partner, joint venturer, or associate in any relationship with Lessee other than that of Lessor and Lessee, nor shall this Lease be construed to authorize either to act as agent for the other.

1.9 Reduction of Premises. If, and only if, all of the conditions (the "Reduction Conditions") set forth below have been satisfied, Lessor may require Lessee to execute and deliver to Lessor an amendment ("Reduction Amendment") to this Lease reducing the Premises to that portion of the Premises described on Exhibit C attached to this Lease (the "Reduced Premises").

ARTICLE 2

USE OF PREMISES

2.1 Permitted Use. Lessee may use the Premises for an RV Park for the placement of RV travel trailers and cabins. Lessee, at its own cost and expense, shall keep and maintain the Premises, and any other Improvements now or hereafter constructed by Lessee, in its sole discretion, thereon, in good, orderly, clean, safe and sanitary repair and condition.

2.2 Compliance with Laws. Lessee shall, at Lessee's own cost and expense, comply in all material respects with all applicable laws, statutes, ordinances, regulations, permits and requirements of all governmental entities, whether federal and state and county or municipal. If any license, permit, or other governmental authorization is required for the lawful use or occupancy of the Premises or any portion of the Premises, Lessee shall procure and maintain it throughout the term of this Lease.

ARTICLE 3

TAXES AND UTILITIES

3.1 Lessee to Pay Taxes. Commencing on the Commencement Date and continuing throughout the term of this Lease, Lessee shall pay, without abatement, deduction, or offset all of the following (collectively, "Taxes"): any and all real and personal property taxes, general and special assessments, and other charges (including any

increase caused by a change in the tax rate or by a change in assessed valuation) of any description levied or assessed by any governmental agency or entity on or against the Premises, the Improvements located on the Premises, personal property owned by Lessee and located on or in the Premises or Improvements, and the leasehold estate created by this Lease (but not Lessor's income from the Premises), to the extent that the Taxes are attributable to any period within the Term of this Lease. Taxes to be paid by Lessee shall include, without limitation, all ad valorem, sales and use, single business, transaction privilege, rent or similar taxes, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Premises or the business conducted thereon by Lessee and/or the Rent (including all interest and penalties thereon due to any failure in payment by Lessee), which at any time during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Lessor or Lessor's interest in the Premises, (ii) the premises or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Premises or the leasing or use of the Premises or any part thereof or (iv) the Rent; provided, however that Taxes shall not include: any tax based on gross or net income (whether denominated as a franchise or capital stock or other tax), but Lessee shall pay any tax hereafter specifically imposed on Rent received by Lessor from Lessee. Lessee will pay, or cause to be paid, all Taxes before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and will promptly, upon request, furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments.

3.2 Proration of First and Last Year Taxes. Notwithstanding the provisions of Section 4.1 of this Lease, all Taxes levied or assessed during the tax years in which the Commencement Date occurs and the Lease Term ends shall be prorated between Lessor and Lessee as of 12:01 A.M. on the Commencement Date, and on the date the Term ends, respectively, on the basis of tax years that commence on July 1 and end on June 30 of each year.

3.3 Separate Assessment of Leased Premises. Should the Premises be assessed and taxed with or as part of other property owned by Lessor, Lessor shall arrange with the taxing authorities to have the Premises taxed and assessed as a separate parcel distinct from any other real or personal property owned by Lessor. Should the Premises be assessed and taxed for the year in which this Lease is to commence with or as part of other property owned by Lessor, the share of the Taxes for which Lessee is liable to pay under Section 3.2 shall be reasonably allocated between the parties.

3.4 Payment Before Delinquency. Any and all Taxes and installments of Taxes required to be paid by Lessee under this Lease shall be paid by Lessee before each of the Taxes or installment of Taxes becomes delinquent.

3.5 Taxes Payable in Installments. Should any of the Taxes be levied on or

assessed against the Premises that may be either paid in full before a delinquency date within the Term of this Lease or paid in installments over a period either within or extending beyond this Lease, Lessee shall have the option of paying the applicable Taxes in installments. The fact that the exercise of the option to pay the Taxes in installments will cause the Premises to be encumbered with bonds or will cause interest to accrue on the Taxes is immaterial and shall not interfere with the free exercise of the option by Lessee. Should Lessee exercise the option to pay any such Taxes in installments, Lessee shall be liable to pay only those installments attributable to any period within the Term of this Lease. Lessor shall cooperate with Lessee and on written request of Lessee execute or join with Lessee in executing any instruments required to permit any such Taxes to be paid in installments.

3.6 Contest of Tax. Lessee shall have the right to contest, oppose, or object to the amount or validity of any of the Taxes levied on or assessed against the Premises or any part of the Premises; provided, however, that the contest, opposition, or objection must be filed before the Taxes at which it is directed becomes delinquent. Lessor shall, on written request of Lessee, join in any such contest, opposition, or objection if Lessee determines that joinder is necessary or convenient for the proper prosecution of the proceedings. Lessee shall be responsible for and shall pay all costs and expenses in any contest or legal proceeding instituted by Lessee. In no event shall Lessor be subjected to any liability for costs or expenses connected to any contest by Lessee, and Lessee agrees to indemnify and hold Lessor harmless from any such costs and expenses.

3.7 Tax Returns and Statements. Lessee shall, as between Lessor and Lessee, have the duty of attending to, preparing, making, and filing any statement, return, report, or other instrument required or permitted by law in connection with the determination, equalization, reduction, or payment of any Taxes levied on or assessed against the Premises, the Improvements located on the Premises, personal property located on or in the Premises or Improvements, and the leasehold estate created by this Lease.

3.8 Utilities. Lessee shall pay or cause to be paid, and hold Lessor and Lessor's property free and harmless from, all charges for the furnishing of gas, water, electricity, telephone service, and other public utilities to the Premises during the Lease's Term and for the removal of garbage and rubbish from the Premises during the Term of this Lease.

3.9 Payment by Lessor. Should Lessee fail to pay within the time specified in this Article any Taxes or other charges required by this Article to be paid by Lessee, Lessor may, upon fifteen (15) days' written notice to Lessee, pay, discharge, or adjust such Taxes, or other charge for the benefit of Lessee. In that event, Lessee shall promptly on written demand of Lessor reimburse Lessor for the full amount paid by Lessor in paying, discharging, or adjusting such Taxes or other charge together with interest thereon at the then-maximum legal rate from the date of payment by Lessor until the date of repayment by Lessee. If this Article does not specify the time within which Lessee must pay any charge required by this Article, Lessee shall pay that charge before it becomes delinquent.

ARTICLE 4

CONSTRUCTION AND OWNERSHIP OF IMPROVEMENTS

4.1 Ownership of Improvements During Term and at Termination. Lessee shall own fee title to all Improvements and personal property from time to time located on the Premises and, during the Term of this Lease, all Improvements and personal property shall remain the property of Lessee. At the expiration or sooner termination of the Term of this Lease, all Improvements and personal property located on the Premises shall be and remain the property of Lessor, and shall be delivered to Lessor in accordance with Section 10.6 below.

4.2 Protection of Lessor. Lessee shall keep the Premises and Improvements free and clear of all mechanics' liens and other liens on account of work done for Lessee or persons claiming under it. Lessee agrees to and shall indemnify and save Lessor harmless against liability, loss, damages, costs, attorneys' fees, and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished to Lessee or persons claiming under it. Should any claims of lien be filed against the Premises or the Improvements thereon, or any action affecting the title to such property be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof.

4.3 Construction Requirements. All construction, alteration or repair work undertaken by Lessee shall be accomplished reasonably expeditiously and diligently. Lessee shall take all reasonably necessary measures to minimize any damage, disruption or inconvenience caused by such work and make adequate provision for the safety and convenience of all persons affected thereby.

4.4 Compliance with Laws: Issuance of Permits. All Improvements shall be constructed in compliance with all applicable local, state and federal laws and regulations. Lessee shall have the sole responsibility for obtaining all necessary permits and shall make application for such permits directly to the person or governmental agency having jurisdiction.

4.5 Construction Safeguards. Lessee shall erect and properly maintain at all times, as required by the conditions and the progress of work performed by Lessee, all necessary safeguards for the protection of workers and the public.

ARTICLE 5

ENCUMBRANCE OF LEASEHOLD ESTATE

5.1 Construction Financing. Lessor hereby acknowledges that Lessee may finance the acquisition and construction of certain Improvements with a loan ("Construction Loan") to be made by a Lender to Lessee (and Lessor hereby expressly consents to the

same). Upon the satisfaction of certain conditions, Lender may sell and assign the Construction Loan to a Third Party (and Lessor hereby consents to such assignment).

5.2 Hypothecation. Lessee may, from time to time, without the prior consent of Lessor, hypothecate, mortgage, pledge, convey in trust or alienate (collectively, a "deed of trust or mortgage") Lessee's leasehold estate in the Premises and rights hereunder and/or Lessee's fee estate in the Improvements as security for payment of any indebtedness and/or the performance of any obligation. The holder of any such deed of trust or mortgage upon the leasehold estate of Lessee under this Lease, or any replacement thereof, is herein referred to as a "Leasehold Mortgagee." A Leasehold Mortgagee may enforce such deed of trust or mortgage and acquire title to the leasehold estate in any lawful way and, pending foreclosure of such deed of trust or mortgage, the Leasehold Mortgagee may take possession of and operate the Premises performing all obligations performable by Lessee, and upon foreclosure of such lien by power of sale, judicial foreclosure, or upon acquisition of the leasehold estate by deed in lieu of foreclosure, the Leasehold Mortgagee may sell and assign the leasehold estate hereby created, provided that a Leasehold Mortgagee shall at all times have the right to assign its rights under the deed of trust or mortgage and any other security instruments and/or documents relating to the deed of trust or mortgage to a nominee for the purpose of taking title to the Premises following a foreclosure of the deed of trust or mortgage or deed-in-lieu thereof. Such nominee shall be entitled to all of the rights and protections afforded a Leasehold Mortgagee in this Lease. Any person or entity acquiring such leasehold estate so sold and assigned by the Leasehold Mortgagee shall be liable to perform the obligations imposed on Lessee by this Lease only during the period such person has ownership of said leasehold estate of the Premises. The rights and privileges hereunder of any Leasehold Mortgagee shall be subject to the rights and privileges of any other Leasehold Mortgagee whose lien has priority over the lien of such Leasehold Mortgagee.

5.3 Notice to and Rights of Leasehold Mortgagee. When giving any notice to Lessee pursuant to Section 12.5 with respect to any default hereunder, Lessor shall also serve a copy of each such notice upon each Leasehold Mortgagee who shall have given Lessor a written notice requesting such notice and specifying its name and address. All notices by Lessor to any Leasehold Mortgagee shall be given pursuant to Section 11.5 hereof and shall be deemed effective as set forth in Section 11.5. No notice to Lessee under this Lease shall be effective unless a copy of the same is delivered to each Leasehold Mortgagee.

In the event Lessee shall default in the performance of any of the terms, covenants, agreements and conditions of this Lease on Lessee's part to be performed, each Leasehold Mortgagee shall have the right, but not the obligation, to cure or make good such monetary and/or non-monetary default or to cause the same to be cured or made good whether the same consists of the failure to pay Rent or the failure to perform any other matter or thing, and Lessor shall accept such performances on the part of any such Leasehold Mortgagee as though the same had been done or performed by Lessee. In the case of a default by Lessee in the payment of money, after the expiration of all applicable

grace and cure periods, Lessor will take no action to exercise any remedy by reason thereof unless such default is not cured within sixty (60) days after each Leasehold Mortgagee receives written notice from Lessor that such default was not timely cured, it being the intent hereof and the understanding of the parties that each such Leasehold Mortgagee entitled to such notice shall be allowed up to but not in excess of sixty (60) days after the service of such notice to cure any default of Lessee in the payment of Rent or in the making of any other monetary payment required under the terms of this Lease. Except as otherwise provided herein, in the case of any other default by Lessee, Lessor will take no action to exercise any remedy by reason thereof if, within one-hundred twenty (120) days after the expiration of all applicable grace and cure periods available to Lessee for curing said default and Lessor's delivery of notice thereof to each Leasehold Mortgagee, any Leasehold Mortgagee commences a non monetary cure and thereafter diligently prosecutes the same to completion within a reasonable period of time. The commencement of judicial or non-judicial foreclosure proceedings by a Leasehold Mortgagee shall be deemed the commencement of such a non- monetary cure provided that: (i) the Leasehold Mortgagee thereafter diligently prosecutes the same (provided, however, that if the Leasehold Mortgagee is prevented or restrained by a court of competent jurisdiction or by reason of any law, regulation, order, stay or rule from so proceeding, the time period set forth above shall be tolled, and provided further that if the default is cured, the Leasehold Mortgagee may discontinue such proceedings and/or possession); and (ii) upon acquisition by either the Leasehold Mortgagee or any other direct purchaser or direct transferee of Lessee's interest under this Lease, whether at a judicial foreclosure, trustee's sale or by deed or assignment in lieu of foreclosure, such Leasehold Mortgagee, purchaser or transferee commences within one-hundred twenty (120) days after acquiring such interest, and thereafter diligently prosecutes to completion, curing all defaults hereunder reasonably capable of being cured by such Leasehold Mortgage or transferee. The time available to any Leasehold Mortgagee entitled to notice to initiate foreclosure proceedings as aforesaid shall be deemed extended by the reasonable number of days of delay occasioned by circumstances beyond the Leasehold Mortgagee's control. During the period that such Leasehold Mortgagee shall be in possession of the Premises and/or during the pendency of any foreclosure proceedings instituted by any Leasehold Mortgagee, the Leasehold Mortgagee shall payor cause to be paid the Rent (subject to the provisions of the preceding paragraph) and all other charges of whatsoever nature payable by Lessee hereunder which have been accrued and are unpaid and which will thereafter accrue during said period (subject to the provisions of the preceding paragraph). Following the acquisition of Lessee's leasehold estate by the Leasehold Mortgagee, or its designee, either as a result of judicial foreclosure or trustee sale proceedings or acceptance of an assignment in lieu of foreclosure, the Leasehold Mortgagee or party acquiring title to Lessee's leasehold estate shall, as promptly as reasonably possible, commence the cure of all defaults hereunder reasonably susceptible of being cured by the Leasehold Mortgagee and thereafter diligently process such cure to completion. Any such purchaser, including, without limitation, any Leasehold Mortgagee, shall be liable to perform the obligations imposed on Lessee by this Lease incurred or accrued only during the period such person has ownership of said leasehold estate of the

Premises.

5.4 Notice to and Rights of Investor. When giving any notice to Lessee pursuant to Section 11.5 with respect to any default hereunder, Lessor shall also serve a copy of such notice upon Lessee's tax credit investor ("Investor") as specified in and pursuant to Section 11.5 hereof, which shall be deemed effective as set forth in Section 11.5, provided however that failure to do so shall not create an actionable claim against Lessor. Investor shall have the same rights as Lessee to cure any default hereunder on behalf of Lessee, provided that Investor shall have an additional 30 days to cure beyond the cure period afforded to Lessee in the event that Investor removes and replaces the general partner of Lessee in order to effectuate such cure, provided further that Investor uses commercially reasonable efforts to prosecute the cure during the pendency of the replacement of the general partner.

5.5 New Lease. In the event that this Lease is terminated for any reason, including, without limitation, any termination or rejection through bankruptcy or chapter proceedings, Lessor shall give each Leasehold Mortgagee written notice of such termination, each Leasehold Mortgagee shall have the right within one-hundred twenty (120) days of receipt of notice of such termination, to demand a new lease to replace this Lease covering the Premises for a term to commence on the date of procurement by Lessor of possession of the Premises and to expire on the same date as this Lease would have expired if it had otherwise continued uninterrupted until its scheduled date of termination, and containing all of the same rights, terms, covenants, considerations and obligations as set forth in this Lease; provided however, that should more than one Leasehold Mortgagee make such demand, only the senior-most Leasehold Mortgagee's demand shall be honored. Such new lease shall be executed and delivered by the Lessor to such Leasehold Mortgagee within one-hundred twenty (120) days after receipt by the Lessor of written notice from the Leasehold Mortgagee of such election and upon payment by such Leasehold Mortgagee of all sums owing by Lessee under the provisions of this Lease (less the rent and other income actually collected by Lessor in the meantime from any sublessees or other occupants of the Premises). After such termination and cancellation of this Lease and prior to the expiration of the period within which any Leasehold Mortgagee may elect to obtain such new lease from Lessor, Lessor shall refrain from terminating any existing sublease and from executing any new subleases or otherwise encumbering the real property demised hereby without the prior written consent of each Leasehold Mortgagee and Lessor shall account to each Leasehold Mortgagee for all rent collected from sub lessees during such period. Any new lease granted any such Leasehold Mortgagee shall be in a form substantially similar to this Lease and shall enjoy the same priority in time and in right as this Lease over any lien, encumbrance or other interest created by Lessor before or after the date of such new lease and shall have the benefit of and vest in such Leasehold Mortgagee all right, title, interest, power and privileges of Lessee hereunder in and to the Premises, including specifically, without written limitation, the assignment of Lessee's interest in and to all then existing subleases and sublease

rentals and, the automatic vesting of title to all buildings, Improvements and appurtenances, as well as to all equipment, fixtures and machinery therein until the expiration or termination of the Term thereof. Such new lease shall provide, with respect to each and every sublease which immediately prior to the termination of the Term of this Lease was superior to the lien of the Leasehold Mortgagee executing the new lease as Lessee, or as to which such Leasehold Mortgagee has executed a nondisturbance agreement, that such Lessee thereunder shall be deemed to have recognized the sublessee under the sublease, pursuant to the terms of the sublease, as modified by any applicable nondisturbance or attornment agreement, as though the sublease had never terminated but had continued in full force and effect after the termination of the Term of this Lease, and to have assumed all of the obligations of the sublessor under the sublease accruing from and after the termination of the Term of this Lease, except that the obligation of the new Lessee, as sublessor, under any covenant of quiet enjoyment, express or implied, contained in any such sublease, shall be limited to the acts of such Lessee and those claiming by, under and through such Lessee.

5.6 Consent of Leasehold Mortgagee. Without the prior consent of each Leasehold Mortgagee entitled to notice pursuant to this Article 5, neither this Lease nor the leasehold estate created by this Lease shall be surrendered, canceled, terminated or amended and no agreement purporting to surrender, cancel, terminate, or amend this Lease without the consent of each Leasehold Mortgagee entitled to receive notice of default under this Article 5 shall be valid or effective. In order to facilitate any financing or refinancing by Lessee which involves the hypothecation of Lessee's leasehold estate and rights hereunder, Lessor, if requested so to do by Lessee, agrees to join in executing any and all instruments which legal counsel for any lender which is or may become a Leasehold Mortgagee may reasonably require in order to grant to the Leasehold Mortgagee or prospective Leasehold Mortgagee the right to act for Lessee in enforcing or exercising any of Lessee's rights, options or remedies under this Lease. Lessor agrees to cause the holder of any deed of trust or mortgage encumbering Lessor's reversionary interests in and to the Premises, or any portion thereof, to subordinate the lien or charge of its deed of trust or mortgage to any such instrument, amendment and/or supplement executed by Lessor in order to comply with Lessor's obligations under this Section, if such subordination is requested by any lender of Lessee's which is or may become a Leasehold Mortgagee.

5.7 No Merger. No merger of Lessee's leasehold estate into Lessor's fee title shall result or be deemed to result by reason of ownership of Lessor's or Lessee's estates by the same party or by reason of any other circumstances, without the prior consent of any and all Leasehold Mortgagees; provided that this provision shall not be deemed to prohibit a termination of Lessee's leasehold estate by reason of Lessee's default or otherwise.

5.8 Lessor's Right to Encumber the Fee Interest. Lessor shall not encumber

Lessor's reversionary interest in the Premises by a deed of trust and/or mortgage and/or the rents and profits hereunder.

5.9 Estoppel Certificate. At any time and from time to time, within 10 business days after notice of request by either party or any Leasehold Mortgagee or Investor, the other party shall execute, acknowledge and deliver to the requesting party, or to such other recipient as the notice shall direct, a statement certifying that (a) this Lease is unmodified and in full force and effect, or, if there have been modifications, that it is in full force and effect as modified in the manner specified in the statement; (b) to the knowledge of the certifying party, there are no defaults (and no events or circumstances that have occurred, that with the passage of time would, if left unchanged, become a default) in the performance of either party of its obligations under the Lease, or if there are defaults or events or circumstances that will constitute a default, specifying the nature of the default and/or event or circumstance that may become a default; and (c) such other information as may be reasonably requested ("Statement"). The Statement shall also state the amount of rent then payable, the dates to which the rent and any other charges have been paid in advance and shall include such assurances of satisfaction of conditions or other matters provided for in the Lease as the party seeking the estoppel may reasonably request. The Statement shall be such that it can be relied on by any auditor, creditor, commercial banker, and investment banker of either party and by any prospective purchaser or encumbrancer of the Premises or Improvements or both or of all or any part or parts of Lessee's or Lessor's interests under this Lease including, without limitation, a Lender.

Any party's failure to execute, acknowledge, and deliver, on request, a Statement within the specified time shall constitute acknowledgment by such party to all persons entitled to rely on the Statement that either (a) the information contained in the form of Statement, if any, provided with the request is true and accurate in all respects, or (b) if there is no form of Statement provided with the request, that this Lease is unmodified and in full force and effect; that there are, to the knowledge of the requesting party, no defaults under the Lease (or events or circumstances that with the passage of time will become defaults); or (c) that the rent and other charges have been duly and fully paid to and including the respective due dates immediately preceding the date of the notice of request and shall constitute a waiver, with respect to all persons entitled to rely on the Statement, of any defaults that may exist as of the outside date for return of the requested Statement; provided that said acknowledgment and waiver shall not apply to the extent such acknowledgment or waiver is inconsistent with any statement or information set out in a written notice provided by such party to the requesting party within the specified time.

ARTICLE 6

REPAIRS AND RESTORATION

6.1 Maintenance by Lessee. Lessee waives any claim or action against Lessor in respect of the condition of the Premises. At all times during the Term of this Lease,

Lessee shall, at Lessee's own cost and expense, keep and maintain the Premises, all Improvements which Lessee may elect to construct thereon, and all appurtenances (including landscaped and parking areas) now or hereafter on the Premises in good order and repair, reasonable wear and tear excepted, and in a safe and clean condition. Lessor shall have no responsibility for any maintenance or repair, it being specifically agreed that all responsibility for the same rests with Lessee regardless of whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, and furthermore regardless of whether or not the need for such maintenance or repairs occurs as a result of Lessee's use, any prior use, the elements or the age of the Premises, or any portion thereof or any cause whatever except the gross negligence or willful misconduct of Lessor.

6.2 Requirements of Governmental Agencies. At all times during the Term of this Lease, Lessee, at Lessee's own cost and expense, shall observe and comply in all material respects with all valid laws, ordinances, statutes, orders, and regulations now or hereafter made or issued respecting the Premises or the Improvements on the Premises by any federal, state, county, local, or other governmental agency or entity.

6.3 Lessee's Duty to Restore Premises. If, at any time during the Term of this Lease, any Improvements now or hereafter on the Premises are destroyed in whole or in part by fire, theft, the elements, or any other cause not the fault of Lessor, Lessee, so long as each Leasehold Mortgage makes all insurance proceeds available to Lessee for the same, and such insurance proceeds are sufficient for the same, shall restore the Premises in a good, safe, and clean condition.

6.4 Application of Insurance Proceeds. Any and all fire or other insurance proceeds that become payable at any time during the Term of this Lease because of damage to or destruction of any Improvements on the Premises shall be paid to Lessee and shall be applied by Lessee toward the cost of repairing and restoring the damaged or destroyed Improvements in the manner required by Section 6.3 of this Lease, so long as the then current laws permit reconstruction of the Improvements or other improvements proposed by Lessee. Notwithstanding the foregoing provision, or any other provision set forth herein to the contrary, during any period of time when the Premises are encumbered by a deed of trust or mortgage for the benefit of a Leasehold Mortgagee, all proceeds from any policy of fire insurance, extended coverage and vandalism required under this Lease shall be made payable to the Leasehold Mortgagee and shall be disbursed in accordance with the terms and provisions set forth under separate agreement by and between Lessee and the Leasehold Mortgagee. Additionally, notwithstanding any provision to the contrary set forth herein, in the event of a casualty or loss during any period of time when the Premises are encumbered by a deed of trust or mortgage for the benefit of a Leasehold Mortgagee, neither Lessor nor Lessee shall have the right to terminate the Lease by reason of such casualty or loss without the prior written consent of the Leasehold Mortgagee. Upon receipt by Lessor and any Leasehold Mortgagee of evidence that restoration has been completed and the cost thereof paid in full or has been adequately

provided for, and that there are no mechanics' or similar liens for labor or materials supplied in connection therewith which have not been adequately provided for, the balance, if any, of such proceeds may be paid to Lessee.

6.5 Utilities. The Lessee shall be responsible for the cost of all utilities, including water, heat, gas, electricity, waste removal, sewers, and other utilities or services supplied to the improvements, and the Lessee shall pay or cause same to be paid currently and as due.

ARTICLE 7

INDEMNITY AND INSURANCE

7.1 Lessee's Indemnity. Lessee shall indemnify, defend and hold Lessor, Lessor's property, including without limitation the Premises, and Lessor's members, officers, beneficiaries, employees, agents, attorneys, representatives, successors and assigns free and harmless from and against any and all liability, claims, obligations, causes of action, penalties, loss, damages, costs or expenses resulting from Lessee's construction, occupation or use of the Premises, except for such action caused by the Lessor's gross negligence or willful misconduct as set forth in Section 7.2 herein. Lessee's liability for a breach of the provisions of this Section 7.1 arising during the Term hereof shall survive the expiration or earlier termination of this Lease. Lessee is not responsible for any claim arising out of events not caused by Lessee subsequent to expiration of the Term of this Lease.

7.2 Lessor's Indemnity. Lessor shall indemnify, save harmless and defend Lessee and Lessee's members, officers, beneficiaries, employees, agents, successors and assigns from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses resulting from the gross negligence or willful misconduct of Lessor. Lessor's liability for a breach of the provisions of this Section 7.2 arising during the Term hereof shall survive the expiration or earlier termination of this Lease.

7.3 Liability Insurance. Lessee shall, at Lessee's own cost and expense, procure and maintain during the entire Term of this Lease a broad form comprehensive coverage policy of public liability insurance issued by an insurance company licensed by the State of North Dakota insuring Lessee and Lessor against loss or liability caused by or connected with Lessee's occupation and use of the Premises under this Lease in amounts not less than the following:

(a) $1,000,000 for injury to or death of one person and, subject to that limitation for the injury or death of one person, of not less than $2,000,000 for injury to or death of two or more persons as a result of anyone accident or incident; and

(b) Property insurance as required by Lender, if none than an amount equal to full replacement value, plus rental loss; and

(c) Earthquake Insurance as required by Lender.

7.4 Blanket Insurance Policies. Lessee may provide the insurance required by this Article 7 by a blanket insurance policy or policies which cover other personal and real property owned or operated by Lessee or any affiliated entity provided that the protection afforded under any policy of blanket insurance hereunder shall be no less than that which would have been afforded under a separate policy or policies relating only to the Premises.

ARTICLE 8

CONDEMNATION

8.1 Total Condemnation. If, during the Term of this Lease, fee title to all of the Premises or to all of the Improvements, or the entire leasehold estate of Lessee is taken under the power of eminent domain, or should so much of the Premises be taken under the power of eminent domain as will, in Lessee's reasonable judgment, and subject to the approval of the Leasehold Mortgagee holding the senior most Leasehold Mortgage, if applicable, prevent or substantially impair the use of the Premises for the use and purposes then being made or proposed to be made by Lessee, by any public or quasi-public agency or entity (a "Total Taking"), this Lease shall terminate as of 12:01 A. M. on whichever of the following occurs first: (1) the date legal title becomes vested in the agency or entity exercising the power of eminent domain, or (2) the date actual physical possession is taken by the agency or entity exercising the power of eminent domain. Thereafter, both Lessor and Lessee shall be released from all obligations under this Lease, except those specified in Section 8.5.

8.2 Partial Taking-Improvements. If at any time during the Term of this Lease a taking occurs that is less than a Total Taking and affects the Improvements, including the recreational facilities and/or parking spaces, all compensation and damages payable for that taking shall be made available to and used, to the extent reasonably needed, by Lessee to provide replacement Improvements or to restore remaining Improvements, provided that such replacement and/or restoration is then permitted by existing law with only such modifications as will not materially reduce the value of the restored Improvements, as compared to the damaged Improvements. Plans and specifications for such replacements and restoration must be compatible, in terms of architecture and quality of construction, with the Improvements not taken. Any material changes to the site plan or elevations of the remaining or replacement Improvements, or any decrease in the quality of construction, must be first approved in writing by Lessor, which approval will not be unreasonably withheld or delayed.

8.3 Condemnation Award. Any compensation or damages awarded or payable

because of the taking of all or any portion of the Premises by eminent domain shall be allocated between Lessor and Lessee as follows:

(a) All compensation or damages that are awarded or payable for the taking by eminent domain of any portion of the Premises shall be allocated and paid in the following order (i) to the Leasehold Mortgagees, in order of priority, until their respective Mortgages are paid in full, (ii) from any balance, to Lessor, an amount equal to the value of Lessor's reversionary interest in the Premises taken at the time of taking; and (iii) to Lessee, the balance of the award. Notwithstanding the foregoing, the order of priority shall be as follows: (1) for a partial taking, if permitted by the holder of the most senior Leasehold Mortgage, first to the demolition and removal of Improvements and restoration, repair and replacement by Lessee of the Premises and Improvements that were not taken; (2) from any balance, to the Leasehold Mortgagees, in order of priority, as provided in the relevant loan documents; (3) from any balance, to the payment to Lessee's tax credit investor limited partner of such amount as may be required (if any) to cover any recapture of the tax credits that may result from the Lease termination; (4) from any balance, to Lessor and Lessee, payment for all out of pocket third party costs and expenses, including without limitation reasonable attorneys' fees costs and disbursements, reasonably incurred in collecting the award; from any balance of the award; (5) from any balance, to Lessee that portion of the award attributable to the value of Lessee's leasehold interest in the Lease and the Project Improvements, after deducting therefrom all amounts paid to any Leasehold Mortgagee; (6) from any balance, to Lessor any severance damages; (7) from any balance, to Lessor, the residual value, if any, of the Project Improvements valued as of the date the Term was scheduled to expire, and discounted to their present value, plus any other amount that is required, if any, to bring the total amount paid to Lessor to an amount equal to the ten fair market value of the Premises, considered as unimproved, unencumbered by this lease and valued for the use that was assumed in determining the amount of the award; and (8) to Lessee, the entire balance of the award.

The term "time of taking" as used in this subparagraph shall mean 12:01 AM. of whichever of the following shall first occur: the date that title, or the date that physical possession of the portion of the Premises on which the Improvements are located, is taken by the agency or entity exercising the eminent domain power.

(b) Any severance damages awarded or payable if only a portion of the Premises is taken by eminent domain shall be paid to Lessee in accordance with Section 8.2 above.

8.4 Rent Abatement for Partial Taking. If title and possession of only a portion of the Premises is taken under the power of eminent domain by any public or quasi-public agency or entity during the Term of this Lease and Lessee does not or cannot terminate this Lease, then this Lease shall terminate as to the portion of the Premises taken under eminent domain as of 12:01 AM. on whichever of the following first occurs: the date title is taken, or the date actual physical possession of the portion taken by eminent domain is

taken, by the agency or entity exercising the eminent domain power. Furthermore, the rent payable under this Lease shall, as of that time, be reduced in the same proportion that the value of the portion of the Premises taken by eminent domain bears to the full value of the Premises at that time.

8.5 Voluntary Conveyance in Lieu of Eminent Domain. A voluntary conveyance by Lessor of title to all or a portion of its interest in the Premises to a public or quasi-public agency or entity in lieu of and under threat by that agency or entity to take it by eminent domain proceedings shall be considered a taking of title to all or such portion of the Premises under the power of eminent domain, provided that any taking of Lessor's interest in the Premises shall be subject to the Lease and Lessee's rights thereunder.

8.6 Leasehold Mortgagee. Notwithstanding any provision set forth in this Article 8 (or any other provision set forth herein) to the contrary, during any period of time when the Premises are encumbered by a deed of trust or mortgage, all proceeds from any condemnation of all or any portion of the Premises payable to the Lessee shall be made payable to the Leasehold Mortgagee holding the senior-most Leasehold Mortgage and shall be disbursed in accordance with the terms and provisions set forth under separate agreement by and between Lessor and such Leasehold Mortgagee. Additionally, notwithstanding any provision to the contrary set forth herein, in the event of any condemnation during any period of time when the leasehold estate is encumbered by a deed of trust or mortgage, neither Lessor nor Lessee shall have the right to terminate the Lease by reason of such condemnation without the prior written consent of each Leasehold Mortgagee, unless each Leasehold Mortgagee is repaid all amounts owing to each Leasehold Mortgagee from the condemnation award or otherwise.

ARTICLE 9

ASSIGNMENT AND SUBLEASING

9.1 Assignment. Except as otherwise expressly provided herein, Lessee may not assign this Lease or the Improvements, or any part thereof, or any interest in this Lease or the Improvements, or any part thereof, without the prior written consent of Lessor in its reasonable discretion. Lessor shall have 15 days after receipt of the information described above to notify Lessee of whether it consents or does not consent to the proposed assignment. Absent any such notification by Lessor during the I5-day period, Lessor shall be conclusively deemed to have consented to the assignment. Any assignment made contrary to the terms of this Section shall be null and void unless otherwise permitted by this Article. In the event that Lessor does agree to the assignment of less than the entire interest of Lessee in this Lease, provided that said assignee is not in default and honors all obligations it has under the portion of the Lease assigned to it, Lessor agrees that said assignee's leasehold interest shall not be disturbed or terminated in the event of a default, or termination of the unassigned portion of the Lease under this agreement.

The Lessor may sell, assign, transfer, or convey all or any part of the Lessor's interest in the Premises or this Lease without obtaining the Lessee's consent, provided that the purchaser, assignee, or transferee expressly assumes all of the obligations of the Lessor under this Lease by a written instrument in a form reasonably satisfactory to the Lessee, and provided that Lessor has obtained the prior written consent of the Leasehold Mortgagee holding a senior position. In the event the Lessor intends to sell all or any part of the Premises, the Lessor shall notify the Lessee of such intention not later than ten (10) days before said sale. In the event of a sale, assignment, transfer, or conveyance by the Lessor of the Premises or its rights under this Lease, the same shall not operate to release the Lessor from any liability arising on or after the effective date of such transfer upon any of the covenants or conditions of this Lease, expressed or implied, in favor of the Lessee. This Lease shall not be affected by any such sale, and the Lessee agrees to attorn to any such purchaser or assignee.

9.2 Leasehold Encumbrances and Subsequent Transfers. Notwithstanding the provisions of Section 9.1 of this Lease, Lessee may without the prior written consent of Lessor transfer and assign all Lessee's interest under this Lease and Lessee's leasehold estate created under this Lease to a Leasehold Mortgagee. Any transfer, conveyance, or assignment resulting from a foreclosure or acceptance of a deed in lieu of foreclosure by any Leasehold Mortgagee shall not require the prior consent of Lessor. No transfer, conveyance, or assignment by any Leasehold Mortgagee (or its nominee that acquires title to the leasehold estate under this Lease) following its acquisition of this Lease and the leasehold estate of Lessee created by this Lease as a result of foreclosure or acceptance of a deed in lieu of foreclosure shall be subject to the provisions of Section 9.1 hereof.

9.3 Lessee's Right to Sublease. Lessee shall have the right to sublease all or any portion of the Premises from time to time, and at all times during the Term of this Lease.

9.4 Transfers to or by Business Entity. Notwithstanding Section 9.1 of this Lease, Lessee may, without the prior consent of Lessor, transfer and assign all of Lessee's interest under the Lease and the leasehold estate created under this Lease to a new or different business entity now or hereafter organized (a "Pre-Approved Assignee") which either (a) is controlled by or is under common control with Lessee ("Lessee Affiliate"); or (b) which retains Lessee or a Lessee Affiliate to serve as a member manager or a managing general partner of such assignee.

ARTICLE 10

DEFAULT AND REMEDIES

10.1 Breach and Default by Lessee. Should Lessee fail to pay any installment of Rent or other sum when due pursuant to this Lease and to remedy such delinquency within thirty (30) days of receipt of a written notice from Lessor specifying the rent or other payment to be made or should Lessee fail to perform or observe any covenant, condition

or agreement to be performed by Lessee under this Lease other than a failure to pay rent or any other sum when due, within thirty (30) days after written notice from Lessor to Lessee specifying the nature of such breach, or, if such failure, other than a failure to pay rent or any other sum when due, cannot be cured within thirty (30) days thereafter, if curative action is not commenced within said thirty (30) day period and thereafter prosecuted to completion with due diligence within a reasonable time not to exceed ninety (90) days from the date of the original notice from Lessor, then, and in any such event, Lessee shall be in default under this Lease. In addition to Lessee's failure to payor perform any obligation of Lessee contained in this Lease within the cure period permitted by this Section, the following shall constitute a default by Lessee under this Lease:

(a) The appointment of a receiver to take possession of the Premises or Improvements, or of Lessee's interest in, to, and under this Lease, the leasehold estate or of Lessee's operations on the Premises for any reason, including, without limitation, assignment for benefit of creditors. or voluntary or involuntary bankruptcy proceedings, when not released within 90 days;

(b) An assignment by Lessee for the benefit of creditors; or the voluntary filing by Lessee or the involuntary filing against Lessee of a petition, other court action, or suit under any law for the purpose of (1) adjudicating Lessee a bankrupt, (2) extending time for payment, (3) satisfaction of Lessee's liabilities, or (4) reorganization, dissolution, or arrangement on account of, or to prevent, bankruptcy or insolvency; provided, however, that in the case of an involuntary proceeding, if all consequent orders, adjudications, custodies, and supervisions are dismissed, vacated, or otherwise permanently stayed or terminated within 90 days after the filing or other initial event, then Lessee shall not be in default under this Section;

(c) The subjection of any right or interest of Lessee to or under this Lease to attachment, execution, or other levy, or to seizure under legal process when the claim against Lessee is not released within 90 days; and

(d) If any mechanic's or other similar liens or encumbrances shall at any time be filed against the Premises which shall not be discharged of record within sixty (60) days after the date of filing of same (provided, however, that if Lessee in Lessee's discretion and in good faith determines that such lien should be contested, Lessee shall not be in default if Lessee furnishes such security as may be necessary and/or required to prevent any foreclosure proceedings against the Premises during the pendency of such contest).

10.2 Remedies. In the event of a Lessee default under this Lease, after the expiration of any applicable notice and cure periods, Lessor may exercise anyone or more of the following remedies:

(a) Bring an action to recover the following from Lessee:

(i) The worth at the time of award of the unpaid rent that had been earned at the time of termination of the Lease;

(ii) The worth at the time of award of the amount by which the unpaid rent that would have been earned after termination of the Lease until the time of award exceeds the amount of rental loss that Lessee proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of rental loss that Lessee proves could be reasonably avoided; and

(b) Any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee's failure to perform Lessee's obligations under this Lease.

(c) Bring an action, in addition to or in lieu of the action described in subparagraph (a) of this Section, to specifically enforce any other term or provisions of the Lean.

10.3 Breach and Default by Lessor. Should Lessor fail to perform or observe any covenant, condition or agreement to be performed by Lessor under this Lease within thirty (30) days after written notice from Lessee to Lessor specifying the nature of such breach, or, if such failure cannot be cured within thirty (30) days thereafter, if curative action is not commenced within said thirty (30) day period and thereafter prosecuted to completion with due diligence, then, and in any such event, Lessor shall be in default under this Lease. In the event that Lessor is in default under this Lease, Lessee shall have all rights and remedies available at law or in equity.

10.4 Remedies Exclusive. The remedies given to Lessor in this Article shall be Lessor's exclusive remedies. In no event shall Lessor have any right to terminate this Lease because of any breach or default by Lessee under this Lease.

10.5 Waiver of Breach. The waiver by Lessor of any breach by Lessee of any of the provisions of this Lease shall not constitute a continuing waiver or a waiver of any subsequent breach by Lessee of either the same or a different provision of this Lease.

10.6 Surrender of Premises. On expiration or earlier termination of this Lease, Lessee shall surrender the Premises and all Improvements and personal property located in or on the Premises to Lessor in a good, safe, and clean condition, reasonable wear and tear excepted. At the expiration or earlier termination of this Lease, Lessee shall also execute, acknowledge and deliver to Lessor within thirty (30) days after written demand from Lessor to Lessee, any quitclaim deed or other document required to transfer title to the Improvements to Lessor and remove the cloud of this Lease from the real property subject to this Lease.

ARTICLE 11

OTHER PROVISIONS

11.1 Quiet Enjoyment. So long as Lessee shall pay all Rent as the same becomes due and shall comply with all of the terms of this Lease and substantially perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the full possession and use of the Premises for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the date hereof or hereafter provided for in this Lease or consented to by Lessee.

11.2 Commissions. Lessor hereby agrees to indemnify and hold Lessee harmless from and against all claims, damages, expenses, liabilities, liens or judgments (including costs, expenses and attorneys' fees in defending the same) which arise on account of any claim that real estate commissions or finders' fees incurred by Lessor are payable and have not been discharged in their entirety. Lessee hereby agrees to indemnify and hold Lessor harmless from and against all claims, damages, expenses, liabilities, liens or judgments (including costs, expenses and attorneys' fees in defending the same) which arise on account of any claim that real estate commissions or finders' fees incurred by Lessee are payable and have not been discharged in their entirety.

11.3 Force Majeure. Except as otherwise expressly provided in this Lease, if the performance of any act required by this Lease to be performed by either Lessor or Lessee is prevented or delayed by reason of any act of God, strike, lockout, labor trouble, inability to secure materials, restrictive governmental laws or regulations or any other cause (except financial inability) not the fault of the party required to perform the act, the time for performance of the act will be extended for a period equivalent to the period of delay and performance of the act during the period of delay will be excused. However, nothing contained in this Section shall excuse the prompt payment of rent by Lessee as required by this Lease or the performance of any act rendered difficult or impossible solely because of the financial condition of the party required to perform the act.

11.4 Attorneys' Fees. Should any action to enforce this Lease be commenced between the parties to this Lease concerning the Premises, this Lease, or the rights and duties of either in relation thereto, the party prevailing shall be entitled, in addition to any other relief that may be granted in the event of litigation, to a reimbursement for s costs and expenses incurred by the prevailing party, including reasonable attorneys' fees.

11.5 Notices. All notices under this Agreement shall be effective upon (i) personal delivery to Buyer or Seller, as the case may be, or (ii) telecopier transmission with a hard copy deposited in United States mail, or (iii) one (1) business day after deposit with an overnight courier service (e.g., Federal Express), or (iv) three (3) business days after deposit in the United States mail, registered, certified, postage fully prepaid and addressed to the respective parties as follows:

To Lessor: Ryan & Shila Schleppenbach
90 3rd Ave SE
Halliday, North Dakota 58636

To Lessee: Clint L. Lohman
2275 West Koch Street
Bozeman, Montana 59718

11.6 Governing Law. This Lease, and all matters relating to this Lease, shall be governed by the laws of the State of North Dakota in force at the time any need for interpretation of this Lease or any decision or holding concerning this Lease arises.

11.7 Binding on Heirs and Successors. This Lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, but nothing in this Section shall be construed as a consent by Lessor to any assignment of this Lease or any interest in the Lease by Lessee except as expressly provided in this Lease.

11.8 Sole and Only Agreement. This instrument constitutes the sole and only agreement between Lessor and Lessee respecting the leasing of the Premises to Lessee and the Lease terms set forth in this Lease, and correctly sets forth the obligations of Lessor and Lessee, to each other as of its date. Any agreements or representations respecting the leasing of the Premises to Lessee by Lessor, or any other matter discussed in this Lease not expressly set forth in this instrument are null and void.

11.9 Time of Essence. Time is expressly declared to be of the essence of this Lease.

11.10 Reasonable Acts. Each party agrees, that in regard to any act, approval or consent required of it under the terms and conditions of this Lease, it shall not act or withhold such approval or consent unreasonably.

11.11 Memorandum of Lease for Recording. Concurrently with the mutual execution of this Lease, Lessor and Lessee shall each execute and cause to be notarized, two (2) counterpart copies of a memorandum of this Lease ("Memorandum of Lease") in the form attached hereto as Exhibit "B" in a form suitable for, recordation. Each party shall direct Escrow Holder to cause the originally executed and notarized counterparts of the signed Memorandum of Lease to be recorded in the Official Records of Shasta County immediately upon the Commencement Date.

11.12 Partial Invalidity. If any term, provision or covenant of this Lease or the application thereof to any party or circumstances shall, to any extent, be held invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or covenant to persons or circumstances other than those as to whom or which it is held

invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

11.13 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one document.

11.14 Incorporation of Exhibits. Exhibits "A" and "B", each as attached to this Lease, is incorporated herein and made a part hereof.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first written above.

"LESSOR":

Ryan & Shila Schleppenbach
90 3rd Ave SE
Halliday, North Dakota 58636

By: ______________________
Ryan Schleppenbach

By: ______________________
Shila Schleppenbach

"LESSEE":

Clint L. Lohman
2275 West Koch Street
Bozeman, Montana 59718

By: ______________________
Clint L. Lohman

EXHIBIT A

Legal Description of Premises

Real property in the area of the City of Halliday, County of Dunn, State of North Dakota, described as follows:

S30-T145-R91W

S1/2S1/2 SW1/4(couth half of the south half of the southwest quarter)

N1/2S1/2 SW1/4(north half of the south half of the southwest quarter)(approx. 11.6acres)

approximately 51.6 acres, located at City of Halliday, Dunn County, North Dakota

EXHIBIT B
Form of Memorandum of Ground Lease

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Space Above Line For Recorder's Use

MEMORANDUM OF GROUND LEASE

This Memorandum of Ground Lease is made and entered into this 15th day of September, 2012 by and between Ryan & Shila Schleppenbach (hereinafter "Lessor"), and Clint L. Lohman (hereinafter "Lessee"), who agree as follows:

1. Lessor leases to Lessee and Lessee leases from Lessor the real property located in the County of Dunn, State of North Dakota, as more particularly described in Exhibit A attached hereto and incorporated by reference herein (the "leased premises").

2. The Lease is made upon all the terms and conditions of that certain ground lease relating to the leased premises between Lessor and Lessee dated September 15th, 2012 (the "Lease") and all of said terms and conditions are incorporated by reference herein.

3. The term of the Lease shall continue until September 15th, 2027, unless earlier terminated according to its terms.

IN WITNESS WHEREOF, upon the day and year first hereinabove written, the respective parties hereto have executed this Memorandum of Lease, personally or by officers or agents thereunto duly authorized.

"LESSOR":

Ryan & Shila Schleppenbach
90 3rd Ave SE
Halliday, North Dakota 58636

By: ______________________
Ryan Schleppenbach

By: ______________________
Shila Schleppenbach

"LESSEE":

Clint L. Lohman
2275 West Koch Street
Bozeman, Montana 59718

By: ______________________
Clint L. Lohman

Exhibit A
to Memorandum of Ground Lease

Legal Description

Real property in the area of the City of Halliday, County of Dunn, State of North Dakota, described as follows:

S30-T145-R91W

S1/2S1/2 SW1/4(couth half of the south half of the southwest quarter)

N1/2S1/2 SW1/4(north half of the south half of the southwest quarter)(approx. 11.6acres)

approximately 51.6 acres, located at City of Halliday, Dunn County, North Dakota

Exhibit C
Legal Description of Reduced Premises